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                                                                     Exhibit 8.1



                           JONES, DAY, REAVIS & POGUE
                               3500 SunTrust Plaza
                            303 Peachtree Street, NE
                           Atlanta, Georgia 30308-3242
                                 (404) 521-3939



                                December 29, 2000



Nextel International, Inc.
10700 Parkridge Blvd.
Suite 600
Reston, Virginia  20191

               Re:  Exchange Offer for 12 3/4% Senior Serial Notes due 2010

Dear Sirs:

        We have acted as counsel to Nextel International, Inc. (the "Company") in connection with the Registration Statement on Form S-4, to which this opinion appears as Exhibit 8, which includes the prospectus of the Company relating to the offer by the Company to exchange (the "Exchange Offer") the Company's
12 3/4% Senior Serial Notes due 2010 (the "Exchange Notes") for the Company's outstanding 12 3/4% Senior Serial Notes due 2010 (the "Outstanding Notes" and together with the Exchange Notes, the "Notes").

        We hereby confirm that the opinion expressed in "XIV. Principal United States Federal Tax Considerations to Non-U.S. Holders" is our opinion.

        We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the registration statement and to the reference to this firm in the prospectus constituting part of the registration statement.

                                               Very truly yours,

                                               /s/ JONES, DAY, REAVIS & POGUE